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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-75416 of The Gap, Inc. on Form S-4 of our report dated February 28, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Gap, Inc. for the year ended February 3, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

San Francisco, California
February 4, 2002